UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2024

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2024, Nutanix, Inc. (the “Company”) issued and sold $862.5 million in aggregate principal amount of its 0.50% Convertible Senior Notes due 2029 (the “Notes”) pursuant to an indenture (the “Indenture”), dated December 16, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will bear regular interest from December 16, 2024 at a rate of 0.50% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2025. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on December 15, 2029, unless earlier redeemed or repurchased by the Company or converted pursuant to their terms.

The initial conversion rate for the Notes is 11.6505 shares of the Company’s Class A common stock, par value $0.000025 per share (the “Common Stock”), per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $85.83 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), or if the Company issues a redemption notice, the Company will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or during the related redemption period, as the case may be.

Prior to the close of business on the business day immediately preceding September 15, 2029, the Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on April 30, 2025, and only during such fiscal quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which, for each trading day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls any or all of such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after September 15, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may not redeem the Notes prior to December 20, 2027. On or after December 20, 2027, and prior to the 21st scheduled trading day immediately preceding the maturity date, the Company may redeem for cash all or a portion of the Notes, at its option (subject to the partial redemption limitation (as defined below)), if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. If the Company elects to redeem fewer than all of the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant redemption notice date (the “partial redemption limitation”). No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase for cash all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with the Company’s existing and future liabilities that are not so subordinated, including the Company’s 0.25% Convertible Senior Notes due 2027; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to any existing and future indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;

(4) the Company fails to give (i) a fundamental change notice and such failure continues for five business days or (ii) notice of a specified corporate transaction when due with respect to the Notes and such failure continues for a period of three business days;

(5) the Company fails to comply with its obligations under the Indenture with respect to any consolidation, merger or sale of assets of the Company;

(6) the Company fails to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received;

(7) the Company fails to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (as defined in the Indenture) in excess of $100.0 million principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above occurs, 100% of the principal of and any accrued and unpaid interest on the Notes then outstanding will automatically become due and payable.

The net proceeds from the offering were approximately $844.5 million, after deducting the Initial Purchasers’ (as defined below) discount and estimated offering expenses payable by the Company. The Company used (i) approximately $95.5 million of the net proceeds from the offering to repurchase $75.0 million aggregate principal amount of its outstanding 0.25% Convertible Senior Notes due 2027 and (ii) approximately $200.0 million of the net proceeds from the offering to repurchase approximately 3.1 million shares of its Common Stock, in each case, in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliates, acting as the Company’s agent. Such share repurchase will not reduce the amount available for future repurchases under the Company’s existing share repurchase program. The Company intends to use the remaining net proceeds of the offering for general corporate purposes, including working capital, capital expenditures and potential acquisitions. From time to time, the Company evaluates potential acquisitions of businesses, technologies or products. Currently, however, the Company does not have any understandings or agreements with respect to any acquisitions.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.50% Convertible Senior Notes due 2029, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

On December 11, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $750.0 million in aggregate principal amount of the Notes. In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $112.5 million in aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on December 12, 2024.

The Purchase Agreement includes customary representations, warranties, and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2024 annual meeting of stockholders of the Company held on December 13, 2024 (the “2024 Annual Meeting”), the Company’s stockholders voted on four proposals. A description of each proposal was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 22, 2024, as supplemented by the proxy statement supplement filed with the SEC on November 8, 2024. The number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, with respect to each proposal are set forth below.

1.

Proposal 1 – Election of Directors. The Company’s stockholders elected the following Class I and Class II director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2025, and until their respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Max de Groen	198,571,588	6,960,206	176,482	36,203,763
Steven J. Gomo	194,130,718	11,145,114	432,444	36,203,763
Mark Templeton	202,422,355	3,113,173	172,748	36,203,763
Craig Conway	194,672,527	10,602,572	433,177	36,203,763
Virginia Gambale	177,752,386	27,780,041	175,849	36,203,763
Brian Stevens	200,277,013	5,258,217	173,046	36,203,763

2.

Proposal 2 – Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2025. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2025:

For	Against	Abstain
240,837,257	671,861	402,921

3.

Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
150,184,458	55,305,257	218,561	36,203,763

4.

Proposal 4 – Non-Binding Advisory Vote to Approve the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, to hold future stockholder advisory votes on the compensation of the Company’s Named Executive Officers every one year:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
204,517,887	105,081	1,008,331	76,977	36,203,763

No other matters were submitted for stockholder action at the 2024 Annual Meeting.

Item 8.01	Other Events.

Launch Press Release

On December 10, 2024, the Company issued a press release relating to its proposed private offering of Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Pricing Press Release

On December 11, 2024, the Company issued a press release relating to the pricing of its private offering of the Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated December 16, 2024, between Nutanix, Inc. and U.S. Bank Trust Company, National Association.

4.2	Form of 0.50% Convertible Senior Note due 2029 (included in Exhibit 4.1).

99.1	Launch Press Release dated December 10, 2024.

99.2	Pricing Press Release dated December 11, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 16, 2024	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer